Exhibit 99.1

Paycor Announces First Quarter Fiscal Year 2023 Financial Results

•Q1 Total revenue of $118.3 million, an increase of 28% year-over-year, while delivering increased profitability

•Q1 Recurring revenue of $114.2 million, an increase of 24% year-over-year, driven by continued strong demand

•Raises FY’23 revenue guidance to $528-$534 million, an increase of 24% year-over-year at the top end of the range

CINCINNATI – November 2, 2022 – Paycor HCM, Inc. (Nasdaq: PYCR) (“Paycor”), a leading provider of human capital management (“HCM”) software, today announced financial results for the first quarter fiscal year 2023, which ended September 30, 2022.

“Paycor posted robust revenue growth of 28% year-over-year, driven by strong new client growth, cross-sales, and continued PEPM expansion,” said Raul Villar, Jr., Chief Executive Officer of Paycor. “The combination of our effective go-to-market motion and on-going scale enabled us to expand adjusted operating income margins by over 500 basis points compared to last year. Demand remains strong for modern cloud solutions and our differentiated value proposition – built for leaders and configured by industry – continues to resonate in the market.”

“We are thrilled to have acquired Talenya’s intelligent candidate sourcing technology to further enhance our industry-leading talent solution and deliver on our mission to empower leaders to build winning teams. This acquisition builds on our successful track record of rapidly integrating best-in-class point solutions that provide a competitive advantage and expand our PEPM opportunity.”

First Quarter Fiscal Year 2023 Financial Highlights

•Total revenue was $118.3 million, compared to $92.7 million for the first quarter of fiscal year 2022.

•Operating loss was $33.4 million, compared to $52.3 million for the first quarter of fiscal year 2022.

•Adjusted operating income* was $10.4 million, compared to $3.4 million for the first quarter of fiscal year 2022.

•Net loss attributable to Paycor HCM was $29.1 million, compared to $53.7 million for the first quarter of fiscal year 2022.

•Adjusted net income attributable to Paycor HCM* was $8.2 million, compared to $2.3 million for the first quarter of fiscal year 2022.

*Adjusted operating income and adjusted net income attributable to Paycor HCM are non-GAAP financial measures. Please see the discussion below under the heading "Non-GAAP Financial Measures" and the reconciliations at the end of this press release for information concerning these and other non-GAAP financial measures.

First Quarter and Recent Business Highlights

•Acquired Talenya, a proprietary, AI-powered recruiting platform that makes it easier for frontline leaders to find skilled and diverse talent faster and at a significantly lower cost. The award-winning technology will enhance our industry-leading talent solution by sourcing active as well as passive candidates and by placing an emphasis on diverse candidates that are often overlooked by traditional recruiting systems.

•Introduced the COR Leadership Framework, empowering organizations to transform frontline managers into effective leaders through the provision of technology and expertise. Based on decades of research, the framework is built on the understanding that the most effective leaders focus on coaching employees, optimizing performance and retaining top talent.

•Published inaugural Environmental, Social and Governance (“ESG”) Report, describing the Company's commitment to sustainable business practices and ongoing efforts to address material ESG topics. Significant progress was made in fiscal 2022 to reduce greenhouse gas emissions and increase the representation of females in leadership and ethnic diversity among associates.

•Won 2022 Top Workplaces Culture Excellence Awards in Diversity, Equity and Inclusion (DE&I) Practices, Innovation, and Compensation & Benefits Categories by Energage. Over the past fiscal year, Paycor has continued to advance its DE&I strategy, enhance associate rewards, expand benefit options, and drive innovation.

Business Outlook

Based on information as of today, November 2, 2022, Paycor is issuing the following financial guidance:

Second Quarter Ending December 31, 2022:

•Total revenue in the range of $126-$128 million.

•Adjusted operating income* in the range of $12.5-$13.5 million.

Fiscal Year Ending June 30, 2023:

•Total revenue in the range of $528-$534 million.

•Adjusted operating income* in the range of $65-$68 million.

*We are unable to reconcile forward-looking adjusted operating income to forward-looking loss from operations, the most closely comparable GAAP financial measure because the information needed to provide a complete reconciliation is unavailable at this time without unreasonable effort.

Conference Call Information

Paycor will host a conference call today, November 2, 2022, at 5:00 p.m. Eastern Time to discuss its financial results and guidance. To access this call, dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). The access code is 13733434. A live webcast and replay of the event will be available on the Paycor Investor Relations website at investors.paycor.com.

About Paycor

Paycor’s human capital management (HCM) platform modernizes every aspect of people management, from recruiting, onboarding, and payroll to career development and retention, but what really sets us apart is our focus on leaders. For more than 30 years, we’ve been listening to and partnering with leaders, so we know what they need; a unified HR platform, easy integration with third party apps, powerful analytics, talent development software, and configurable technology that supports specific industry needs. That’s why more than 29,000 customers trust Paycor to help them solve problems and achieve their goals.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact, including statements regarding our future results of operations and financial position, our business outlook, our business strategy and plans, our objectives for future operations, and any statements of a general economic or industry specific nature, are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” “outlook,” “potential,” “targets,” “contemplates,” or the negative or plural of these words and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, as well as in our other filings with the Securities and Exchange Commission. We believe that these risks include, but are not limited to: our ability to manage our growth effectively; the expansion and retention of our direct sales force with qualified and productive persons and the related effects on the growth of our business; the impact on customer expansion and retention if implementation, user experience, customer service, or performance relating to our solutions is not satisfactory; our ability to innovate and deliver high-quality, technologically advanced products and services; our relationships with third parties; the proper operation of our software; future acquisitions of other companies’ businesses, technologies, or customer portfolios; the impact of COVID-19 on our business; and those risks described in our Annual Report on Form 10-K for the year ended June 30, 2022, as well as in our other filings with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations and assumptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to publicly update any forward-looking statement after the date of this report, whether as a result of new information, future developments or otherwise, or to conform these statements to actual results or revised expectations, except as may be required by law.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present the following non-GAAP financial measures in this press release and on the related teleconference call: adjusted gross profit, adjusted gross profit margin, adjusted operating income, adjusted operating income margin, adjusted sales and marketing expense, adjusted general and administrative expense, adjusted research and development expense, adjusted net income attributable to Paycor HCM, Inc. and adjusted net income attributable to Paycor HCM, Inc. per share. Management believes these non-GAAP measures are useful in evaluating our core operating performance and trends to prepare and approve our annual budget, and to develop short-term and long-term operating plans. Management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. We define (i) adjusted gross profit as gross profit before amortization of intangible assets, stock-based award compensation expense, and certain corporate expenses, in each case that are included in costs of recurring revenues, (ii) adjusted gross profit margin as adjusted gross profit divided by total revenues, (iii) adjusted operating income as loss from operations before amortization of acquired intangible assets and naming rights, stock-based award compensation expense, exit cost due to exiting leases of certain facilities and other certain corporate expenses, such as costs related to acquisitions, (iv) adjusted operating income margin as adjusted operating income divided by total revenues, (v) adjusted sales and marketing expense as sales and marketing expenses before amortization of naming rights, stock-based award compensation expense and other certain corporate expenses, (vi) adjusted general and administrative expense as general and administrative expenses before amortization of acquired intangible assets, stock-based award compensation expense, exit cost due to exiting leases of certain facilities and other certain corporate expenses, (vii) adjusted research and development expense as research and development expenses before stock-based award compensation expense and other certain corporate expenses, (viii) adjusted net income attributable to Paycor HCM, Inc. as loss before benefit for income taxes after adjusting for amortization of acquired intangible assets and naming rights, accretion expense associated with the naming rights, stock-based award compensation expense, gain or loss on the extinguishment of debt, exit cost due to exiting leases of certain facilities and other certain corporate expenses, such as costs related to acquisitions, all of which are tax effected applying an adjusted effective tax rate and (ix) adjusted net income attributable to Paycor HCM, Inc. per share as adjusted net income attributable to Paycor HCM, Inc. divided by adjusted shares outstanding. Adjusted shares outstanding includes potentially dilutive securities excluded from the GAAP dilutive net loss per share calculation.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for gross profit, gross margin, operating income, operating income margin, sales and marketing expense, general and administrative expense, research and development expense, net income attributable to Paycor HCM, Inc. and diluted net income attributable to Paycor HCM, Inc. per share. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures used by other companies. A reconciliation is provided below under “Reconciliations of Non-GAAP Measures to GAAP Measures,” for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Investor Relations:
Rachel White
513-954-7388
IR@paycor.com

Media Relations:
Carly Pennekamp
513-954-7282
PR@paycor.com

Paycor HCM, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	September 30, 2022	June 30, 2022
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$98,161	$133,041
Accounts receivable, net	23,359	21,511
Deferred contract costs	41,398	37,769
Prepaid expenses	10,954	9,421
Other current assets	2,490	1,874
Current assets before funds held for clients	176,362	203,616
Funds held for clients	933,307	1,715,916
Total current assets	1,109,669	1,919,532
Property and equipment, net	30,789	31,675
Operating lease right-of-use assets	22,732	—
Goodwill	749,221	750,155
Intangible assets, net	322,645	263,069
Capitalized software, net	42,696	40,002
Long-term deferred contract costs	133,818	125,705
Other long-term assets	1,662	1,179
Total assets	$2,413,232	$3,131,317
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$15,512	$13,945
Accrued expenses and other current liabilities	18,837	13,907
Accrued payroll and payroll related expenses	25,873	44,592
Deferred revenue	11,333	11,742
Current liabilities before client fund obligations	71,555	84,186
Client fund obligations	938,836	1,719,047
Total current liabilities	1,010,391	1,803,233
Deferred income taxes	26,222	31,895
Long-term operating leases	23,180	—
Other long-term liabilities	79,580	11,458
Total liabilities	1,139,373	1,846,586
Commitments and contingencies
Stockholders' equity:
Common stock $0.001 par value per share, 500,000,000 shares authorized, 175,643,109 shares outstanding at September 30, 2022 and 174,909,539 shares outstanding at June 30, 2022	176	175
Treasury stock, at cost, 10,620,260 shares at September 30, 2022 and June 30, 2022	(245,074)	(245,074)
Preferred stock, $0.001 par value, 50,000,000 shares authorized, — shares outstanding at September 30, 2022 and June 30, 2022	—	—
Additional paid-in capital	1,947,102	1,926,800
Accumulated deficit	(424,441)	(395,389)
Accumulated other comprehensive loss	(3,904)	(1,781)
Total stockholders' equity	1,273,859	1,284,731
Total liabilities and stockholders' equity	$2,413,232	$3,131,317

 Paycor HCM, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share amounts)

	Three Months Ended
	September 30,
	2022	2021
Revenues:
Recurring and other revenue	$114,169	$92,416
Interest income on funds held for clients	4,134	316
Total revenues	118,303	92,732
Cost of revenues	43,185	45,611
Gross profit	75,118	47,121
Operating expenses:
Sales and marketing	48,195	45,788
General and administrative	47,911	43,411
Research and development	12,402	10,191
Total operating expenses	108,508	99,390
Loss from operations	(33,390)	(52,269)
Other (expense) income:
Interest expense	(1,087)	(235)
Other	445	1,224
Loss before benefit for income taxes	(34,032)	(51,280)
Income tax benefit	(4,980)	(9,244)
Net loss	(29,052)	(42,036)
Less: Accretion of redeemable noncontrolling interests	—	11,621
Net loss attributable to Paycor HCM, Inc.	$(29,052)	$(53,657)
Basic and diluted net loss attributable to Paycor HCM, Inc. per share	$(0.17)	$(0.32)
Weighted average common shares outstanding:
Basic and diluted	175,512,577	166,459,168

 Paycor HCM, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended
	September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(29,052)	$(42,036)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,200	1,718
Amortization of intangible assets and software	29,676	36,870
Amortization of deferred contract costs	10,028	6,634
Stock-based compensation expense	16,951	21,812
Amortization of debt acquisition costs	23	20
Deferred tax benefit	(5,000)	(9,253)
Bad debt expense	562	794
Loss (gain) on sale of investments	47	(6)
Gain on installment sale	—	(1,359)
Loss on foreign currency exchange	424	222
Loss on lease exit	509	—
Naming rights accretion expense	893	—
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(2,450)	(316)
Prepaid expenses and other assets	(1,841)	(4,338)
Accounts payable	1,358	801
Accrued liabilities and other	(25,220)	(9,285)
Deferred revenue	(439)	(1,185)
Deferred contract costs	(21,770)	(18,338)
Net cash used in operating activities	(24,101)	(17,245)
Cash flows from investing activities:
Purchases of client funds available-for-sale securities	(247,927)	(39,708)
Proceeds from sale and maturities of client funds available-for-sale securities	143,107	39,932
Purchase of property and equipment	(331)	(803)
Proceeds from note receivable on installment sale	—	3,040
Acquisition of intangible assets	(4,713)	(195)
Internally developed software costs	(9,096)	(7,524)
Net cash used in investing activities	(118,960)	(5,258)
Cash flows from financing activities:
Net change in cash and cash equivalents held to satisfy client funds obligations	(775,923)	906,626
Proceeds from line-of-credit	—	3,500
Repayments of line-of-credit	—	(52,600)
Repayments of debt and capital lease obligations	(70)	—
Proceeds from the issuance of common stock sold in the IPO, net of offering costs and underwriting discount	—	455,040
Redemption of Redeemable Series A Preferred Stock (acquisition of non-controlling interest)	—	(260,044)
Withholding taxes paid related to net share settlements	(1,293)	—
Proceeds from exercise of stock options	345	—
Proceeds from employee stock purchase plan	4,300	—
Other financing activities	—	(395)

Net cash (used in) provided by financing activities	(772,641)	1,052,127
Impact of foreign exchange on cash and cash equivalents	(14)	(3)
Net change in cash, cash equivalents, restricted cash and short-term investments, and funds held for clients	(915,716)	1,029,621
Cash, cash equivalents, restricted cash and short-term investments, and funds held for clients, beginning of period	1,682,923	560,000
Cash, cash equivalents, restricted cash and short-term investments, and funds held for clients, end of period	$767,207	$1,589,621
Supplemental disclosure of non-cash investing, financing and other cash flow information:
Capital expenditures in accounts payable	$9	$48
Cash paid during the year for interest	—	150
Reconciliation of cash, cash equivalents, restricted cash and short-term investments, and funds held for clients to the Consolidated Balance Sheets
Cash and cash equivalents	$98,161	$125,787
Funds held for clients	669,046	1,463,834
Total cash, cash equivalents, restricted cash and short-term investments, and funds held for clients	$767,207	$1,589,621

Reconciliations of Non-GAAP Measures to GAAP Measures

Adjusted Gross Profit and Adjusted Gross Profit Margin (Unaudited)

	Three Months Ended
(in thousands)	September 30, 2022	September 30, 2021
Gross Profit*	$75,118	$47,121
Gross Profit Margin	63.5%	50.8%
Amortization of intangible assets	1,128	11,722
Stock-based compensation expense	2,210	1,657
Adjusted Gross Profit*	$78,456	$60,500
Adjusted Gross Profit Margin	66.3%	65.2%

*    Gross Profit and Adjusted Gross Profit are burdened by depreciation expense of $0.4 million and $0.7 million for the three months ended September 30, 2022 and 2021, respectively. Gross Profit and Adjusted Gross Profit are burdened by amortization of capitalized software of $6.4 million and $4.8 million for the three months ended September 30, 2022 and 2021, respectively. Gross Profit and Adjusted Gross Profit are burdened by amortization of deferred contract costs of $5.6 million and $3.6 million for the three months ended September 30, 2022 and 2021, respectively.

Adjusted Operating Income (Unaudited)

	Three Months Ended
(in thousands)	September 30, 2022	September 30, 2021
Loss from Operations	$(33,390)	$(52,269)
Operating Margin	(28.2)%	(56.4)%
Amortization of intangible assets	23,270	32,050
Stock-based compensation expense	16,951	21,812
Loss on lease exit*	509	—
Corporate adjustments**	3,073	1,799
Adjusted Operating Income	$10,413	$3,392
Adjusted Operating Income Margin	8.8%	3.7%

* Represents exit cost due to exiting leases of certain facilities.
** Corporate adjustments for the three months ended September 30, 2022 relate to costs associated with a secondary offering completed in September 2022 (“September 2022 Secondary Offering”) of $1.5 million, professional, consulting, and other costs of $1.0 million and transaction expenses and other costs of $0.6 million. Corporate adjustments for the three months ended September 30, 2021 relate to certain costs associated with becoming a public company, including the implementation of a new enterprise-resource planning system and professional, consulting, and other costs.

Adjusted Operating Expenses (Unaudited)

	Three Months Ended
(in thousands)	September 30, 2022	September 30, 2021
Sales and Marketing expense	$48,195	$45,788
Amortization of intangible assets	(827)	—
Stock-based compensation expense	(7,434)	(13,646)
Corporate adjustments*	—	(53)
Adjusted Sales and Marketing expense	$39,934	$32,089
General and Administrative expense	$47,911	$43,411
Amortization of intangible assets	(21,315)	(20,328)
Stock-based compensation expense	(5,336)	(4,988)
Loss on lease exit**	(509)	—
Corporate adjustments***	(3,073)	(1,746)
Adjusted General and Administrative expense	$17,678	$16,349
Research and Development expense	$12,402	$10,191
Stock-based compensation expense	(1,971)	(1,521)
Adjusted Research and Development expense	$10,431	$8,670

*    Corporate adjustments for the three months ended September 30, 2021 relate to costs associated with becoming a public company.
** Represents exit cost due to exiting leases of certain facilities.
***    Corporate adjustments for the three months ended September 30, 2022 relate to costs associated with the September 2022 Secondary Offering of $1.5 million, professional, consulting, and other costs of $1.0 million and transaction expenses and other costs of $0.6 million. Corporate adjustments for the three months ended September 30, 2021 relate to certain costs associated with becoming a public company, including the implementation of a new enterprise-resource planning system and professional, consulting, and other costs.

Adjusted Net Income Attributable to Paycor HCM, Inc. and Adjusted Net Income Attributable to Paycor HCM, Inc. Per Share (Unaudited)

	Three Months Ended
(in thousands)	September 30, 2022	September 30, 2021
Net loss before benefit for income taxes	$(34,032)	$(51,280)
Loss on debt amendment	—	35
Amortization of intangible assets	23,270	32,050
Naming rights accretion expense	893	—
Gain on installment sale	—	(1,359)
Stock-based compensation expense	16,951	21,812
Loss on lease exit*	509	—
Corporate adjustments**	3,073	1,799
Non-GAAP adjusted income before applicable income taxes	10,664	3,057
Income tax effect on adjustments***	(2,453)	(734)
Adjusted Net Income Attributable to Paycor HCM, Inc.	$8,211	$2,323

Adjusted Net Income Attributable to Paycor HCM, Inc. Per Share	$0.05	$0.01
Adjusted shares outstanding****	175,933,418	169,660,544

* Represents exit cost due to exiting leases of certain facilities.

** Corporate adjustments for the three months ended September 30, 2022 relate to costs associated with the September 2022 Secondary Offering of $1.5 million, professional, consulting, and other costs of $1.0 million and transaction expenses and other costs of $0.6 million. Corporate adjustments for the three months ended September 30, 2021 relate to certain costs associated with becoming a public company, including the implementation of a new enterprise-resource planning system and professional, consulting, and other costs.
*** Non-GAAP adjusted income before applicable income taxes is tax effected using an adjusted effective tax rate of 23.0% for the three months ended September 30, 2022 and 24% for the three months ended September 30, 2021.
**** The adjusted shares outstanding for three months ended September 30, 2021 assume the conversion of the Series A Preferred Stock as if it would have occurred on July 1, 2021, based on the if-converted method and include potentially dilutive securities that are excluded from U.S. GAAP dilutive net income per share calculation because including them would have an anti-dilutive effect.